                                                                   EXHIBIT 10.12


                   NON-CONVERTIBLE PREFERRED STOCK AND WARRANT
                               PURCHASE AGREEMENT

                                   DATED AS OF

                                  MARCH 3, 1997

                                  BY AND AMONG

                          TRANSCEND THERAPEUTICS, INC.

                                       AND

                        ADVENT INTERNATIONAL INVESTORS II
                               LIMITED PARTNERSHIP

                          ADVENT PERFORMANCE MATERIALS
                               LIMITED PARTNERSHIP

                            GLOBAL PRIVATE EQUITY II
                               LIMITED PARTNERSHIP

                          ROVENT II LIMITED PARTNERSHIP

                                 PAAL C. GISHOLT

                                   CHARLES HSU

                          BAXTER HEALTHCARE CORPORATION

                THE VENTURE CAPITAL FUND OF NEW ENGLAND III, L.P.

                             SPROUT CAPITAL VI, L.P.

                             DLJ CAPITAL CORPORATION

                              HECTOR J. GOMEZ, M.D.

                              JOHN J. WHALEN, M.D.

                                JERRY T. JACKSON

                                TABLE OF CONTENTS


1.   Authorization and Sale of Non-Convertible Preferred Stock..............   1
     1.1.  Authorization of Non-Convertible Preferred Stock.................   1
     1.2.  Sale of Non-Convertible Preferred Stock..........................   1

2.   The Closing............................................................   1

3.   Representations of Transcend...........................................   2
     3.1.  Organization and Corporate Power.................................   2
     3.2.  Authorization....................................................   2
     3.3.  Capitalization...................................................   3
     3.4.  Stockholder List and Agreements..................................   4
     3.5.  Financial Statements.............................................   4
     3.6.  Absence of Undisclosed Liabilities...............................   4
     3.7.  Absence of Certain Developments..................................   4
     3.8.  Title to Properties..............................................   5
     3.9.  Tax Matters......................................................   5
     3.10. Contracts and Commitments........................................   5
     3.11. Proprietary Rights; Employee Restrictions........................   6
     3.12. Effect of Transactions...........................................   6
     3.13. Litigation.......................................................   7
     3.14. Business; Compliance with Laws...................................   7
     3.15. Books and Records................................................   7
     3.16. Brokerage........................................................   7
     3.17. Employee Benefit Plans...........................................   7

4.   Representations of the Purchasers......................................   8
     4.1.  Investment Representation........................................   8
     4.2.  Authority........................................................   9
     4.3.  Experience.......................................................   9
     4.4.  Accredited Investor..............................................   9

5.   Conditions to the Obligations of the Purchasers........................   9
     5.1.  Accuracy of Representations and Warranties.......................   9
     5.2.  Performance......................................................   9
     5.3.  Blue Sky Approvals...............................................   9
     5.4.  Certificates and Documents.......................................   9
     5.5.  Compliance Certificate...........................................  10
     5.6.  Other Agreements.................................................  10
     5.7.  Minimum Investment...............................................  10
     5.8.  Other Matters....................................................  10

6.   Conditions to the Obligations of Transcend.............................  10
     6.1.  Accuracy of Representations and Warranties.......................  10



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7.   Certain Covenants of Transcend.........................................  11
     7.1.  Financial Statements.............................................  11
     7.2.  Budget, Operating Plan; Other Reporting..........................  11
     7.3.  Conduct of Business..............................................  12
     7.4.  Payment of Taxes, Compliance with Laws, etc......................  12
     7.5.  Insurance........................................................  12
     7.6.  Key Man Life Insurance...........................................  12
     7.7.  Maintenance of Properties........................................  12
     7.8.  Affiliated Transactions..........................................  13
     7.9.  Inspection.......................................................  13
     7.10. Integration......................................................  13
     7.11. Material Changes and Litigation..................................  13
     7.12. Audit and Compensation Committees................................  13
     7.13. Reservation of Common Stock......................................  14

8.   Transfers of Certain Rights............................................  14

9.   Successors and Assigns.................................................  14

10.  Waivers................................................................  14

11.  Survival of Representations and Warranties.............................  15

12.  Notices................................................................  15

13.  Brokers................................................................  16

14.  No Conditions to Effectiveness; Entire Agreement.......................  16

15.  Amendments and Waivers.................................................  16

16.  Counterparts...........................................................  16

17.  Captions...............................................................  17

18.  Severability...........................................................  17

19.  Governing Law..........................................................  17


     Exhibit A -- List of Purchasers
     Exhibit B -- Certificate of Amendment of Restated Certificate of
                  Incorporation
     Exhibit C -- Form of Common Stock Purchase Warrant
     Exhibit D -- State of Incorporation or Residence of Purchaser

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                   NON-CONVERTIBLE PREFERRED STOCK AND WARRANT
                               PURCHASE AGREEMENT


     This Agreement dated as of March 3, 1997 is by and among Transcend Therapeutics, Inc., a Delaware corporation ("Transcend"), and those purchasers identified on EXHIBIT A attached hereto (individually, a "PURCHASER" and collectively, the "PURCHASERS").

     In consideration of the mutual promises and covenants contained in this Agreement, and intending to be legally bound by the terms and conditions of this Agreement, the parties hereto hereby agree as follows:

     1.   Authorization and Sale of Non-Convertible Preferred Stock.
          ---------------------------------------------------------

          1.1. AUTHORIZATION OF NON-CONVERTIBLE PREFERRED STOCK. Transcend has, or before the Closing (as defined in Section 2) will have, duly authorized
(i) the issuance and sale of up to 1,039,000 shares of its Non-Convertible Preferred Stock, par value $.01 per share (the "NON-CONVERTIBLE PREFERRED STOCK"), having the rights, restrictions, privileges and preferences set forth in the Certificate of Amendment of Restated Certificate of Incorporation, as amended (the "Restated Certificate"), attached hereto as EXHIBIT B, and (ii) the issuance and sale of warrants in substantially the form attached hereto as EXHIBIT C (the "Warrants") to purchase the number of shares (the "Warrant Shares") of Transcend's Common Stock, par value $.01 per share (the "Common Stock") equal to the quotient of $346,300 divided by the initial public offering price of the Common Stock of Transcend pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Act"), covering the offer and sale of Common Stock to the public in a firm commitment underwriting (the "IPO Price") or, in the event such an initial public offering is not consummated on or before the six-month anniversary of the date of issuance by the Company of the Warrants hereunder, the number of Warrant Shares equal to the quotient of $346,300 divided by $11.75.

          1.2. SALE OF NON-CONVERTIBLE PREFERRED STOCK. Subject to the terms and conditions of this Agreement, at the Closing Transcend shall sell and issue to the Purchasers, and the Purchasers shall purchase from Transcend, an aggregate of 1,039,000 shares of the Non-Convertible Preferred Stock (the "Shares"), and Warrants to purchase the Warrant Shares, allocated among the Purchasers as set forth on EXHIBIT A hereto, at a purchase price of $1.00 per share for an aggregate purchase price of $1,039,000, payable as set forth in
Section 2 of this Agreement and in the respective amounts set forth in EXHIBIT A.

     2. THE CLOSING. The closing of the sale and purchase of the Shares and the Warrants pursuant to this Agreement shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, immediately upon the execution and delivery of that certain Development and License Agreement by and between Transcend and Boehringer Ingelheim International GmbH by the parties thereto, or at such other time, date, and place as are mutually agreeable to Transcend and the Purchasers (the "CLOSING"). The date of the Closing is hereinafter referred to as the "CLOSING DATE." At the Closing, Transcend shall deliver to each Purchaser a certificate representing the number of Shares to be purchased by such Purchaser and a Warrant for the number of Warrant Shares to be purchased by such Purchaser, registered in the name of such Purchaser. The purchase price for the Shares and Warrants shall be paid by the Purchasers by wire transfer to an account maintained by Hale and Dorr LLP pursuant to wire instructions attached hereto as SCHEDULE 2, or by any other method acceptable to Transcend. If at the Closing any of the conditions specified in Section 5 of this Agreement shall not have been fulfilled, each Purchaser shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment. If at the Closing any of the conditions specified in Section 6 of this Agreement shall not have been fulfilled, Transcend shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment.

     3. REPRESENTATIONS OF TRANSCEND. Subject to and except as disclosed by Transcend in the Disclosure Schedule attached hereto or as otherwise provided in the Financing Documents (as defined below), Transcend hereby represents and warrants to each of the Purchasers as follows:

          3.1. ORGANIZATION AND CORPORATE POWER. Transcend is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise) of Transcend. Transcend has all required corporate power and authority to own its property, to carry on its business as presently conducted or contemplated, to enter into and perform this Agreement and the other agreements, documents and instruments contemplated hereby (collectively, the "FINANCING DOCUMENTS"), and generally to carry out the transactions contemplated hereby. The copies of the Restated Certificate and By-laws of Transcend, as amended to date, which have been furnished to the Purchasers by Transcend, are correct and complete at the date hereof. Transcend is not in violation of any term of its Restated Certificate or By-laws, or in violation of any term of any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to Transcend or to which Transcend is a party except where such a violation would not have a material adverse effect on the condition (financial or otherwise) of Transcend.

          3.2. AUTHORIZATION. The Financing Documents are valid and binding obligations of Transcend, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws applicable to creditors' rights and remedies and to the exercise of judicial discretion in accordance with general principles of equity. The execution, delivery and performance of the Financing Documents have been duly authorized by all necessary corporate or other action of Transcend. The issuance, sale and delivery of the Shares and the Warrants in accordance with this Agreement, and the issuance and delivery of the Warrant Shares issuable upon exercise of the Warrants, have been, or will be prior to the Closing, duly authorized and reserved for issuance, as the case may be, by all necessary corporate action on the part of Transcend. The Shares and the Warrants when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the Warrant Shares when issued upon exercise of the Warrants, will be duly and validly issued, fully paid and non-assessable. Except state securities law filings, if any, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or any other person or entity is required of Transcend in connection with the execution and delivery of the Financing Documents, or the issuance and delivery of the Shares, Warrants or Warrant Shares in accordance with the terms of this Agreement or the consummation of any other transaction contemplated hereby or by the other Financing Documents.

          3.3. CAPITALIZATION. The authorized capital stock of Transcend (immediately prior to the Closing) will consist of (a) 25,000,000 shares of Common Stock, 787,382 of which are issued and outstanding, and (b) 21,285,319 shares of Preferred Stock, par value $.01 per share, consisting of (i) 12,991,000 shares of Series A Convertible Preferred Stock, par value $.01 per share (the "SERIES A PREFERRED STOCK"), 9,916,330 of which are issued and outstanding, (ii) 3,000,000 shares of Series B Convertible Preferred Stock, par value $.01 per share (the "SERIES B PREFERRED STOCK"), 690,775 of which are issued and outstanding, (iii) 4,255,319 shares of Series C Convertible Preferred Stock, par value $.01 per share (the "SERIES C PREFERRED STOCK"), all of which are issued and outstanding and (iv) 1,039,000 shares of Non-Convertible Preferred Stock, none of which are issued and outstanding. All of the issued and outstanding shares of Transcend's capital stock have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with applicable Federal and state securities laws. Except as set forth on SCHEDULE 3.3 hereto or as provided in this Agreement, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of Transcend is authorized or outstanding, (ii) there is not any commitment or offer of Transcend to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of Transcend, (iii) Transcend has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof and (iv) there are no restrictions on the transfer of Transcend's capital stock other than those arising from securities laws. Except as set forth on SCHEDULE 3.3 hereto, no person or entity is entitled to (i) any preemptive or similar right with respect to the issuance of any capital stock of Transcend, or (ii) any rights with respect to the registration of any capital stock of Transcend under the Act.

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          3.4.   STOCKHOLDER LIST AND AGREEMENTS. Included as part of SCHEDULE
3.4 hereto is a complete and accurate list of the stockholders of Transcend as of the date hereof. Except as set forth on SCHEDULE 3.4 hereto, there are no agreements, written or oral, between Transcend and any holder of its capital stock, or, to the best knowledge of Transcend, between or among any holders of its capital stock, relating to the acquisition, disposition or voting of the capital stock of Transcend.

          3.5. FINANCIAL STATEMENTS. Transcend has furnished to each of the Purchasers the audited balance sheet of Transcend as of December 31, 1996 (the "BALANCE SHEET DATE") and the related audited statements of operations, statements of stockholders' equity and statements of cash flows for the year ending December 31, 1996 (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements (including the footnotes thereto) were prepared in accordance with generally accepted accounting principles consistently applied during the period covered thereby, are correct, complete and in accordance with the books and records of Transcend in all material respects, and fairly and accurately present the financial position of Transcend on the dates of such statements and the results of its operations for the periods covered thereby.

          3.6. ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent expressly disclosed in the Financial Statements, Transcend has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Balance Sheet Date and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements which, in both cases, are not material to the financial condition or operating results of Transcend.

          3.7. ABSENCE OF CERTAIN DEVELOPMENTS. Since the Balance Sheet Date, there has been (i) no material adverse change in the condition (financial or otherwise) of Transcend or in the assets, liabilities, properties or business of Transcend, (ii) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock of Transcend, (iii) no waiver of any valuable right of Transcend or cancellation of any debt or claim held by Transcend, (iv) no loan by Transcend to any officer, director, employee or stockholder of Transcend, or any agreement or commitment therefor, (v) no material increase, direct or indirect, in the compensation paid or payable to any officer, director, employee or agent of Transcend, (vi) no material loss, destruction or damage to any property of Transcend whether or not insured, (vii) no labor disputes involving Transcend and no material change in the personnel of Transcend or the terms and conditions of their employment, and (viii) no acquisition or disposition of any assets (or any contract or arrangement therefor), nor any other transaction by Transcend otherwise than for fair value in the ordinary course of business.

          3.8. TITLE TO PROPERTIES. Transcend has good and marketable title to all of its properties and assets, free and clear of all material liens, restrictions or encumbrances, except as disclosed in the Financial Statements. All machinery and equipment included in such properties which is necessary to the business of Transcend is in good condition and repair, and all leases of real or personal property to which Transcend is a party are fully effective and afford Transcend peaceful and undisturbed possession of the subject matter of the lease. Transcend is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned properties; Transcend, in its capacity as lessee, is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its leased properties, nor has it received any notice of violation with which it has not complied.

          3.9. TAX MATTERS. Transcend has filed all foreign, federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by it and has paid all taxes owed by it, except taxes which have not yet accrued or otherwise become due. The provision for taxes on the Financial Statements is sufficient as of its date for the payment of all accrued and unpaid federal, state, county and local taxes of any nature of Transcend, and any applicable taxes owing to any foreign jurisdiction, whether or not assessed or disputed. All taxes and other assessments and levies which Transcend is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities. With regard to the income tax returns of Transcend, Transcend has not received notice of any audit or of any proposed deficiencies from any taxing authority, and no controversy with respect to taxes of any type is pending or, to the knowledge of Transcend, threatened. There are in effect no waivers of applicable statutes of limitations with respect to any taxes owed by Transcend for any year.

          3.10. CONTRACTS AND COMMITMENTS. Included as part of SCHEDULE 3.10 hereto is a list of all agreements of any nature to which Transcend is a party or by which it or any of its properties is bound after August 21, 1996 which are material to the conduct and operations of such business and properties including without limitation (a) each agreement which requires future expenditures by Transcend in excess of $50,000 or which might result in payments to Transcend in excess of $50,000, (b) all employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements, and distributor and sales representative agreements, (c) any agreement with any stockholder, officer or director of Transcend, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity and (d) any agreement relating to the Proprietary Rights (as defined in Section 3.11). All

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such agreements are valid, binding and in full force and effect. Neither
Transcend nor, to the best of Transcend's knowledge, any of its employees, officers or directors, is a party to any oral or written contract or agreement prohibiting them from freely competing or engaging in the business or businesses of Transcend and its employees. Transcend is not in default under any contract, obligation or commitment, and to the best knowledge of Transcend, there is no state of facts which upon notice or lapse of time or both would constitute such a default. To the best of Transcend's knowledge, no key employee of Transcend is in default under any contract, obligation or commitment with any of their former employers, and to the best knowledge of Transcend, there is no state of facts which upon notice or lapse of time or both would constitute such a default.

          3.11. PROPRIETARY RIGHTS; EMPLOYEE RESTRICTIONS. Transcend has ownership of or license to use all patent, copyright, trademark or other proprietary rights (collectively, the "PROPRIETARY RIGHTS") used or to be used in its business as presently conducted or contemplated, and, to Transcend's knowledge, neither the present nor contemplated business, activities or products of Transcend infringe any such patent, copyright, trademark or other proprietary rights of others. Transcend has not received any notice or other claim from any person asserting that any of Transcend's present or contemplated activities infringe or may infringe any such rights of such person. Transcend has, to its knowledge, the right to use, free and clear of claims or rights of others, all trade secrets, programming processes, software and other information required for or incident to its products or its business as presently conducted or contemplated. Transcend has taken all steps required to establish and preserve its ownership of all copyright, trade secret and other proprietary rights with respect to its products and technology, except such rights as Transcend has reasonably determined are not material to Transcend's continuing business operations. Transcend is not making unlawful use of any confidential information or trade secrets of any past or present employees of Transcend. Neither Transcend nor, to the best knowledge of Transcend, any of Transcend's employees, have any agreements or arrangements with former employers of such employees relating to confidential information or trade secrets of such employers. The activities of Transcend's employees on behalf of Transcend do not violate any agreements or arrangements known to Transcend which any such employees have with former employers.

          3.12. EFFECT OF TRANSACTIONS. The execution, delivery and performance by Transcend of the Financing Documents does not and will not conflict with or result in any default under any material contract, obligation or commitment of Transcend, or any charter provision, by-law or corporate restriction of Transcend or the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of Transcend, except pursuant to this Agreement, or violate any instrument, agreement, judgment, decree, order, statute, rule or regulation of any federal, state or local government or agency applicable to Transcend.

          3.13. LITIGATION. Except as set forth on SCHEDULE 3.13 hereto, there is no litigation or governmental proceeding or investigation pending or, to the best of Transcend's knowledge, threatened (a) against Transcend affecting any of its properties or assets, or (b) against any officer or key employee of Transcend, or (c) which may adversely affect the business, properties, assets or financial condition of Transcend or (d) which may call into question the validity, or materially hinder the enforceability or performance, of the Financing Documents, nor, to the best of Transcend's knowledge, has there occurred any event nor does there exist any condition which could reasonably be expected to be the basis upon which any litigation, proceeding or investigation might properly be instituted.

          3.14. BUSINESS; COMPLIANCE WITH LAWS. Transcend has all material franchises, permits, licenses and other rights and privileges necessary to permit it to own its property and to conduct its business as is presently conducted. Transcend is not in material violation of any law, regulation, authorization or order of any public authority relevant to the ownership of its properties or the carrying on of its business as it is presently conducted.

          3.15. BOOKS AND RECORDS. The minute books of Transcend contain complete and accurate records of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of Transcend is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of Transcend.

          3.16. BROKERAGE. There are no claims for and no person is entitled to any brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Transcend.

          3.17. EMPLOYEE BENEFIT PLANS. Except as contemplated by the Financing Documents or as set forth on SCHEDULE 3.17 hereto, Transcend does not maintain or contribute to any employee benefit plans. Transcend is and has been in material compliance with the provisions of all laws or rules or regulations applicable to any employee benefit plan maintained or contributed to by Transcend for the benefit of its employees and, to the best knowledge of Transcend, there are no claims pending or threatened with respect to any of such employee benefit plans. Transcend does not maintain or contribute to, and has never maintained or contributed to, any qualified retirement plan that is subject to the minimum funding requirements of Section 412 of the United States Internal Revenue Code of 1986, as amended. There are no unfunded obligations of Transcend under any retirement, pension, profit-sharing or deferred compensation plan or program. Transcend is not required to make any payments or contributions to any employee benefit plan pursuant to any collective bargaining agreement. Transcend has never maintained or contributed to any employee benefit plan providing or promising any health or other non-pension benefits to terminated employees. For purposes of this Section, the term "Company"

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



includes all entities that have controlled, have been under the control of, or have been under common control with, Transcend.

     4.   Representations of the Purchasers.
          ---------------------------------

     Each of the Purchasers, severally and not jointly, represents and warrants to Transcend as follows:

          4.1.   Investment Representation.
                 -------------------------

          (a) Each Purchaser has not relied upon the advice of a "purchaser representative," as defined in Regulation D under the Securities Act in evaluating the risks and merits of the Shares and the Warrants.

          (b) Each Purchaser has had an opportunity to ask questions of and receive answers from Transcend, or a person or persons acting on Transcend's behalf, concerning the terms and conditions of the Shares and the Warrants.

          (c) Each Purchaser understands that the Shares, the Warrants and the Warrant Shares have not been registered under the Securities Act or under the securities laws of any state or other jurisdiction in reliance upon exemptions for private offerings, and that, while Transcend may in the future register the Shares, the Warrants or the Warrant Shares, it is under no obligation to do so except as set forth in the Registration Rights Agreement (as hereinafter defined), and each Purchaser further understands that such Purchaser is acquiring the Shares and the Warrants without being furnished any offering literature or prospectus.

          (d) Each Purchaser represents that the Shares and the Warrants are being acquired solely for its own account, for investment and not with a view to or for the resale, distribution, subdivision, or fractionalization thereof. Each Purchaser has no present plans to enter into any contract, undertaking, agreement, or arrangement relating thereto.

          (e) Each Purchaser acknowledges and is aware that there are substantial restrictions on the transferability of the Shares, the Warrants and the Warrant Shares; the Shares, the Warrants and the Warrant Shares cannot be resold unless such Shares, Warrants or Warrant Shares are registered under the Securities Act and any applicable securities law of any state or other jurisdiction, or an exemption from registration is available; except as set forth in the Registration Rights Agreement each Purchaser has no rights to require that the Shares, the Warrants or the Warrant Shares be registered under the Securities Act; and there currently is no and there may never be, a public market for the Shares, the Warrants and the Warrant Shares.


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



          (f) Each Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the relative risks and merits of the Shares and the Warrants and the Warrant Shares.

          (g) Each corporate or partnership Purchaser is organized and with its principal place of business in, and each individual Purchaser is a resident of, the state set forth opposite its or his name on EXHIBIT D hereto.

          4.2. AUTHORITY. Each Purchaser has full power and authority to execute, deliver and perform this Agreement and each other Financing Document to which such Purchaser is a party in accordance with its terms. No Purchaser has been organized, reorganized, or recapitalized specifically for the purpose of investing in Transcend.

          4.3. EXPERIENCE. Each Purchaser has adequate net worth and means to provide for its current needs and contingencies and the financial capacity to sustain a complete loss of its investment in Transcend.

          4.4. ACCREDITED INVESTOR. Each Purchaser is an "accredited investor" as that term is defined in Rule 501(a) under the Act.

     5.   Conditions to the Obligations of the Purchasers.
          -----------------------------------------------

          The obligations of the Purchasers under this Agreement are subject to the fulfillment, or the waiver by the Purchasers, of the conditions set forth in this Section 5 on or before the Closing Date.

          5.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Transcend contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

          5.2. PERFORMANCE. Transcend shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by Transcend prior to or at the Closing.

          5.3. BLUE SKY APPROVALS. Transcend shall have received all requisite approvals, if any, of the securities authorities of each jurisdiction in which such approval is required, and such approvals shall be in full force and effect on the Closing Date.

          5.4. CERTIFICATES AND DOCUMENTS. Transcend shall have delivered to counsel to the Purchasers:

                 (a) A copy of the Restated Certificate, as in effect immediately prior to the Closing, certified by the Secretary of State of the State of Delaware and a certificate, as of the most recent practicable date, of the Secretary of State of the State of Delaware as to Transcend's good standing; and

                 (b) A certificate of the Secretary or Assistant Secretary of Transcend dated as of the Closing Date, certifying as to (i) the incumbency of officers of Transcend executing the Financing Documents and all other documents executed and delivered in connection herewith, (ii) a copy of the By-Laws of Transcend, as in effect on and as of the Closing Date, and (iii) a copy of the resolutions of the Board of Directors of Transcend authorizing and approving Transcend's execution, delivery and performance of the Financing Documents, all matters in connection with the Financing Documents, and the transactions contemplated thereby.

          5.5. COMPLIANCE CERTIFICATE. Transcend shall have delivered to the Purchasers a certificate, executed by the President of Transcend as of the Closing Date, certifying to the fulfillment of all of the conditions to the Purchasers' obligations under this Agreement, as set forth in this Section 5.

          5.6.   Other Agreements.
                 ----------------

                 (a) Amendment No. 1 to the Second Amended and Restated Registration Rights Agreement, of even date herewith, shall have been executed and delivered by Transcend and the requisite number of shareholders of Transcend required to amend such agreement.

                 (b) The Warrants, substantially in the form of EXHIBIT C hereto, shall have been executed by Transcend and delivered to the Purchasers.

          5.7. MINIMUM INVESTMENT. Purchasers shall have tendered at the Closing aggregate consideration of not less that $1,039,000 for the purchase of the Shares and the Warrants.

          5.8. OTHER MATTERS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their counsel and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     6.   Conditions to the Obligations of Transcend.
          ------------------------------------------

     The obligations of Transcend under this Agreement are subject to the fulfillment, or the waiver by Transcend, of the conditions set forth in this
Section 6 on or before the Closing Date.

          6.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchasers contained in Section 4 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

     7.   Certain Covenants of Transcend.
          ------------------------------

     Transcend covenants and agrees that, so long as any shares of Non-Convertible Preferred Stock issued hereunder are outstanding, it will perform and observe the following covenants and provisions:

          7.1. FINANCIAL STATEMENTS. Transcend will maintain books of account in accordance with generally accepted accounting principles applied on a consistent basis, keep full and complete financial records and furnish to the Purchasers the following reports:

                 (a) within 90 days after the end of each fiscal year, a copy of the balance sheet of Transcend as at the end of such year, together with statements of operations, stockholders' equity and cash flows of Transcend for such year, audited and certified by Ernst & Young or other independent public accountants of recognized national standing reasonably satisfactory to the Purchasers, prepared in accordance with generally accepted accounting principles and practices consistently applied;

                 (b) within 25 days after the end of month, an unaudited balance sheet of Transcend as at the end of such month and unaudited statements of operations, stockholders' equity, cash flows, summaries of bookings and backlogs of Transcend for such month;

                 (c) within 45 days after the end of each quarter, commencing March 31, 1997, an unaudited balance sheet of Transcend as at the end of such quarter and for the year to date, and unaudited statements of operations, stockholders' equity, cash flows, summaries of bookings and backlogs for such period and for the current fiscal year to the end of such period, each of the foregoing financial statements described in clauses (a), (b) and (c) hereof to be prepared on a consolidated basis if Transcend then has any subsidiaries, to set forth in comparative form the corresponding figures for the prior fiscal period and the forecasts for such period and to include a brief written discussion and analysis by the President of such annual and quarterly financial statements, including a comparison of the performance against the operating plan and corresponding periods in prior years; and

                 (d) such other financial information, as the Purchasers may reasonably request, including, without limitation, certificates of the principal financial officer of Transcend concerning compliance with the covenants of Transcend under this Section 7.

          7.2. BUDGET, OPERATING PLAN; OTHER REPORTING. Transcend will prepare and submit to the Board of Directors of Transcend a monthly budget for Transcend for each fiscal year of Transcend, at least 30 days prior to the beginning of such fiscal year together with management's monthly projected results for the fiscal year and a written discussion and analysis of such budget. The budget shall be accepted as the budget for such fiscal year when it has been approved by a majority of the full Board of Directors of Transcend. Transcend shall review the budget periodically to compare actual monthly results against projected results and shall promptly advise the Board of Directors of all material changes in the budget and all material deviations therefrom. Transcend will also prepare and deliver to each Purchaser within 30 days after the start of each fiscal year an annual operating plan (the "OPERATING PLAN") prepared on a monthly basis and, promptly after preparation, any revisions to such Operating Plan. In addition, Transcend will promptly provide to each Purchaser other customary information and materials, including, without limitation, reports of adverse developments, management letters, communications with stockholders or directors, press releases and registration statements.

          7.3. CONDUCT OF BUSINESS. Transcend will continue to engage principally in the business now conducted by Transcend. Transcend will keep in full force and effect its corporate existence and all patents and other intellectual property rights used or useful in its business (except such rights as the Board of Directors of Transcend, in its reasonable business judgment, has determined are not material to Transcend's continuing operations).

          7.4. PAYMENT OF TAXES, COMPLIANCE WITH LAWS, ETC. Transcend will pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income or property before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if not paid when due, might become a lien or charge upon its property or any part thereof; provided, however, that Transcend shall not be required to pay and discharge any such tax, assessment, charge, levy, or claim so long as the validity thereof is being contested by Transcend in good faith by appropriate proceedings and an adequate reserve therefor has been established on its books. Transcend will use its best efforts to comply with all applicable laws and regulations in the conduct of its business including, without limitation, all environmental laws.

          7.5. INSURANCE. Transcend will keep its insurable properties insured, upon reasonable business terms, by financially sound and reputable insurers against liability, and the perils of casualty, fire and extended coverage in amounts of coverage sufficient in the reasonable business judgment of Transcend to protect Transcend. Transcend will also maintain with such insurers insurance against other hazards and risks and liability to persons and property which, in the reasonable business judgment of Transcend, is customary in the industry in which Transcend operates for companies of comparable size.

          7.6. KEY MAN LIFE INSURANCE. Transcend will maintain term life insurance upon the life of the Chief Executive Officer in the amount of $2,000,000, with the proceeds payable to Transcend.

          7.7. MAINTENANCE OF PROPERTIES. Transcend will maintain all properties used or useful in the conduct of its business in good repair, working order and condition as is reasonably necessary to permit such business to be properly and advantageously conducted.

          7.8. AFFILIATED TRANSACTIONS. Except for the Financing Documents and the documents contemplated by the Financing Documents, all transactions by and between Transcend and any officer, employee or stockholder of Transcend or persons controlled by or affiliated with such officer, employee or stockholder, shall be conducted on an arms-length basis, shall be on terms and conditions no less favorable to Transcend than could be obtained from non-related persons and shall be approved by the Board of Directors of Transcend after full disclosure of the terms thereof, for which purpose the interested party, if a Director, and any affiliate of the interested party who is a Director, shall not be entitled to vote.

          7.9. INSPECTION. Transcend shall, upon reasonable prior notice to Transcend, permit authorized representatives of the Purchasers to visit and inspect any of the properties of Transcend including its books of account (and to make copies thereof and take extracts therefrom), and to discuss the affairs, finances and accounts of Transcend with its officers, administrative employees and independent accountants, all at the expense of the Purchasers and at such reasonable times and as often as may be reasonably requested.

          7.10. INTEGRATION. Neither Transcend nor any affiliate (as such term is defined in Rule 501(b) of the Securities Act) of Transcend will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) that will be integrated with the sale of the Shares in a manner that would require the registration of the Shares under the Securities Act.

          7.11. MATERIAL CHANGES AND LITIGATION. Transcend promptly (and, in any event, not later than the date of release of such information to the public generally) shall notify the Purchasers or their transferees of any material adverse change in the business, properties, assets, or condition (financial or otherwise) of Transcend and of any litigation or governmental proceeding or investigation pending (or, to the best knowledge of Transcend, threatened) against Transcend or against any officer, director, key employee, or principal stockholder of Transcend, that materially adversely affects (or if adversely determined, could materially adversely affect) its present or proposed business, properties, assets, or condition (financial or otherwise) taken as a whole. Transcend will also promptly notify the Purchasers or their transferees of any facts which, if such facts had existed at the Closing, would have constituted a material breach of the representations and warranties contained herein.

          7.12. AUDIT AND COMPENSATION COMMITTEES. The Board of Directors of Transcend shall maintain an Audit Committee and a Compensation Committee composed of not less than three members of the Board of Directors, including, in the case of the Compensation Committee, at least two members who are nominees of the Purchasers and not permanent managers of Transcend and, in the case of the Audit Committee, three members who are nominees of the Purchasers and not permanent managers of Transcend (for as long as such nominees are willing to serve).

          7.13. RESERVATION OF COMMON STOCK. Transcend will, upon any increase in the number of shares of Common Stock issuable upon exercise of the Warrant Shares reserve additional shares of Common Stock for issuance upon such exercise, so that the number of shares of Common Stock so reserved will not at any time be less than the number of such shares issuable upon such exercise.

     8.   Transfers of Certain Rights.
          ---------------------------

                 (a) Subject to the provisions of the Financing Documents, the rights granted to the Purchasers named herein may be transferred or succeeded to only by any (i) other Purchaser or any partner, or affiliate of any Purchaser, or (ii) any other person or entity that acquires at least 300,000 of the Shares; PROVIDED, HOWEVER, that Transcend is given written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned.

                 (b) A transferee to whom rights are transferred pursuant to this Section 8 may not again transfer such rights to any other person or entity, other than as provided in paragraph (a) above.

                 (c) Notwithstanding anything to the contrary contained in this Agreement, certificates representing the Shares and certificates representing the Warrant Shares shall each bear a legend substantially in the following form and any transfer of the Shares or the Warrant Shares shall be subject to the restrictions described in that legend and the Financing Documents:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws and may not be transferred or otherwise disposed of unless and until such shares are registered under the Act and such laws or (1) registration under applicable state securities laws is not required and (2) an opinion of counsel satisfactory to Transcend is furnished to Transcend, to the effect that such registration under the Act is not required."

     9.   Successors and Assigns.
          ----------------------

          The provisions of this Agreement shall bind and inure to the benefit of the respective successors, assigns, heirs, executors, and administrators of the parties hereto.

     10. WAIVER OF PROVISIONS OF SERIES A PURCHASE AGREEMENT AND SERIES C AGREEMENT. Each Purchaser, with respect to the issuance and sale of the Shares and the Warrants and the issuance of the Warrant Shares upon exercise of the Warrants, hereby waives the provisions of the Right of First Refusal Agreement dated April 5, 1994, as amended (including any notice required thereunder),
Section 8.14 of the Series A Convertible Preferred Stock and Warrant Purchase Agreement, dated as of April 5, 1994, the provisions of the Note Purchase Agreement dated September 13, 1995, as amended May 29, 1996, and the provisions of Section 7.13 of the Series C Convertible Preferred Stock Purchase Agreement, dated as of August 21, 1996.

     11.  Survival of Representations and Warranties.
          ------------------------------------------

          The representations, warranties, covenants, promises and agreements contained in this Agreement or in any other Financing Documents shall survive and remain in full force and effect after the Closing, without regard to any investigation made at any time by the Purchasers or on their behalf.

     12.  Notices.
          -------

          All notices, requests, consents and other communications under this Agreement shall be in writing and shall be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

          (a)  If to Transcend:

               Transcend Therapeutics, Inc.
               640 Memorial Drive
               Cambridge, MA  02139
               Attention:  Chief Executive Officer
               Facsimile of Company:  (617) 374-1202

               with a copy to:

               Hale and Dorr LLP
               60 State Street
               Boston, MA  02109
               Attention:  Steven D. Singer, Esq.
               Facsimile:  (617) 526-5000

          (b) If to the Purchasers, to their respective addresses set forth on EXHIBIT A to this Agreement (or at such other address as may have been furnished to Transcend in writing by the Purchasers).

               with a copy to:

               Palmer & Dodge
               One Beacon Street
               Boston, MA  02108
               Attention:  Michael Lytton, Esq.
               Facsimile:  (617) 227-4420

     Notices provided in accordance with this Section 12 shall be deemed delivered upon personal delivery or 48 hours after deposit in the mail in accordance with the above.

     13.  Brokers.
          -------

          Transcend and the Purchasers, each severally and not jointly, (i) represent and warrant to the other parties hereto that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) shall indemnify and hold harmless the other parties from and against any and all claims, liabilities, or obligations with respect to brokerage or finders' fees or commissions or consulting fees in connection with the transactions contemplated by this Agreement, asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

     14.  No Conditions to Effectiveness; Entire Agreement.
          ------------------------------------------------

          There are no conditions to the effectiveness of this Agreement. This Agreement, together with the instruments and other documents hereby contemplated to be executed and delivered in connection herewith, contains the entire agreement and understanding of the parties hereto, and supersedes any prior agreements or understandings between or among them, with respect to the subject matter hereof.

     15.  Amendments and Waivers.
          ----------------------

          Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of Transcend and the holders of at least 75% of the then outstanding shares of Non-Convertible Preferred Stock. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     16.  Counterparts.
          ------------

          This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17.  Captions.
          --------

          The captions of the sections, subsections and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

     18.  Severability.
          ------------

          Each provision of this Agreement shall be interpreted in such manner as to validate and give effect thereto to the fullest lawful extent, but if any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable under applicable law, such provision shall be ineffective only to the extent so determined and such invalidity or unenforceability shall not affect the remainder of such provision or the remaining provisions of this Agreement.

     19.  Governing Law.
          -------------

          This Agreement shall be governed by and interpreted and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflicts of law rules of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, Transcend and the Purchasers have executed and delivered this Agreement as of the date first above written.

                                   TRANSCEND THERAPEUTICS, INC.


                                   By:  /a/ Hector J. Gomez
                                        --------------------------------------
                                        Name:  Hector J. Gomez, M.D., Ph.D.
                                        Title: President

                                   ADVENT INTERNATIONAL INVESTORS II
                                   LIMITED PARTNERSHIP

                                        By:  Advent International Corporation,
                                             General Partner

                                        By:  /s/ Gerard M. Moufflet
                                             ---------------------------------
                                             Name:  Gerard M. Moufflet
                                             Title: Senior Vice President

                                   ADVENT PERFORMANCE MATERIALS LIMITED
                                   PARTNERSHIP

                                        By:  Advent International Limited
                                             Partnership, General Partner

                                        By:  Advent International Corporation,
                                             General Partner


                                        By:  /s/ Gerard M. Moufflet
                                             ---------------------------------
                                             Name:  Gerard M. Moufflet
                                             Title: Senior Vice President

                                   GLOBAL PRIVATE EQUITY II LIMITED
                                   PARTNERSHIP

                                        By:  Advent International Limited
                                             Partnership, General Partner

                                        By:  Advent International Corporation,
                                             General Partner


                                        By:  /s/ Gerard M. Moufflet
                                             ---------------------------------
                                             Name:  Gerard M. Moufflet
                                             Title: Senior Vice President


                                   ROVENT II LIMITED PARTNERSHIP

                                        By:  Advent International Limited
                                             Partnership, General Partner

                                        By:  Advent International Corporation,
                                             General Partner


                                        By:  /s/ Gerard M. Moufflet
                                             ---------------------------------
                                             Name:  Gerard M. Moufflet
                                             Title: Senior Vice President

                                   PAAL C. GISHOLT


                                        By:  /s/ Gerard M. Moufflet
                                             ---------------------------------
                                             Gerard M. Moufflet as attorney-
                                             in-fact for PAAL C. GISHOLT


                                   CHARLES HSU


                                        By:  /s/ Gerard M. Moufflet
                                             ---------------------------------
                                             Gerard M. Moufflet as attorney-
                                             in-fact for CHARLES HSU



                                   BAXTER HEALTHCARE CORPORATION


                                        By:  /s/ John Gaither
                                             ---------------------------------
                                             Name:  John Gaither
                                             Title:


                                   THE VENTURE CAPITAL FUND OF NEW
                                   ENGLAND III, L.P.

                                        By:  FH & Co. III, L.P.
                                             General Partner

                                        By:  /s/ William C. Mills III
                                             ---------------------------------
                                             Name:  William C. Mills III
                                             Title: General Partner


                                   SPROUT CAPITAL VI, L.P.

                                        By:  /s/ Philippe Chambon
                                             ---------------------------------
                                             Name:  Dr. Philippe Chambon
                                             Title: Attorney-in-fact

                                   DLJ CAPITAL CORPORATION

                                        By:  /s/ Philippe Chambon
                                             ---------------------------------
                                             Name:  Dr. Philippe Chambon
                                             Title: Attorney-in-fact


                                   /s/ Hector J. Gomez
                                   ------------------------------------
                                   Hector J. Gomez, M.D.


                                   /s/ John J. Whalen
                                   ------------------------------------
                                   John J. Whalen, M.D.


                                   /s/ Jerry T. Jackson
                                   ------------------------------------
                                   Jerry T. Jackson

                                    Exhibit A
                                    ---------

                               List of Purchasers
                               ------------------



                                     Number of Shares    Aggregate
                                          of Non-      Dollar Value    Aggregate
        Name                           Convertible      of Warrant      Purchase
        ----                         Preferred Stock      Shares         Price
                                     ---------------   ------------    ---------
Advent International Investors II          1,242       $   414.00    $  1,242.00
Limited Partnership
c/o Advent International
Corporation
101 Federal Street
Boston, MA 02110

Advent Performance Materials             119,453       $39,814.00    $119,453.00
Limited Partnership
c/o Advent International
Corporation
101 Federal Street
Boston, MA 02110

Global Private Equity II Limited         223,023       $74,334.00    $223,023.00
Partnership
c/o Advent International
Corporation
101 Federal Street
Boston, MA 02110

Rovent II Limited Partnership             89,979       $29,990.00    $ 89,979.00
c/o Advent International
Corporation
101 Federal Street
Boston, MA 02110

Paal C. Gisholt                              309       $   103.00    $    309.00
c/o Advent International
Corporation
101 Federal Street
Boston, MA 02110



                                    Number of Shares    Aggregate
                                          of Non-      Dollar Value       Aggregate
        Name                           Convertible      of Warrant         Purchase
        ----                         Preferred Stock      Shares            Price
                                     ---------------   ------------       ---------
Charles Hsu                                 372      $    124.00     $      372.00
c/o Advent International
Corporation
101 Federal Street
Boston, MA 02110

Baxter Healthcare Corporation           319,068      $106,345.00     $  319,068.00
One Baxter Parkway
Deerfield, IL 60015

The Venture Capital Fund                100,554      $ 33,515.00     $  100,554.00
of New England III, L.P.
160 State Street, 23rd Floor
Boston, MA 02110

Sprout Capital VI, L.P.                  73,380      $ 24,458.00     $   73,380.00
140 Broadway
New York, NY 10005-1295

DLJ Capital Corporation                  11,620      $  3,873.00     $   11,620.00
140 Broadway
New York, NY 10005-1295

Hector J. Gomez, M.D                     38,000      $ 12,665.00     $   38,000.00
c/o Transcend Therapeutics, Inc.
640 Memorial Drive
Cambridge, MA 02139

John J. Whalen, M.D                      12,000      $  4,000.00     $   12,000.00
c/o Transcend Therapeutics, Inc.
640 Memorial Drive
Cambridge, MA 0213

Jerry T. Jackson                         50,000      $ 16,665.00     $   50,000.00
3121 East Crest Shadows Lane
Tucson, AZ 85718                      ---------      -----------     -------------
                   Total:             1,039,000      $346,300.00     $1,039,000.00
                                      =========      ===========     =============





                                       A-2